UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone Chengdu, Sichuan, China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17 2019, Senmiao Technology Limited., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) in connection with the registered direct public offering (the “Offering”) of 1,781,361 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of approximately $6,000,000. The Shares are being offered at a price of $3.38 per share (the “Share Purchase Price”).

In connection with the Offering, we are also issuing to the Investors for no consideration, Series A common stock purchase warrants (the “Series A Warrants”) and for nominal consideration, pre-funded Series B common stock purchase warrants (the “Series B Warrants”; and together with the Series A Warrants, the “Warrants”).

The Company intends to use the proceeds for general corporate purposes, including automobile purchases, the costs of providing leasing and other automobile transaction services, including financial leasing, costs of developing other types of financing businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures, working capital and the costs of operating as a public company.  Notwithstanding the foregoing, the Company shall deposit or cause the investors to deposit at least $500,000 of the proceeds into an account at a bank in the United States, which proceeds (x) may solely be used to satisfy any reasonable legal, audit, accounting and other professional fees and expenses of the Company and (y) shall not be transferred or used for any other purposes without the prior written consent of certain investors.

The Series A Warrants provide for the purchase of up to an aggregate of 1,331,021 shares of Common Stock. The Series A Warrants will be exercisable immediately upon issuance (the “Series A Initial Exercise Date”), at an exercise price of $3.72 per share (the “Series A Exercise Price”) and will expire on the fourth (4th) anniversary of the Series A Initial Exercise Date. In the event that the Company issues any equity or equity-linked securities at a price lower than the Series A Exercise Price (subject to certain exceptions), the Investors shall have full ratchet anti-dilution protection. On the six (6)-month anniversary of the Series A Initial Exercise Date, if the average Volume Weighted Average Price (“VWAP”) during the ten (10) trading days prior to such anniversary (“New Exercise Price”) is less than the Series A Exercise Price, then the Series A Exercise Price shall have one-time price adjustment equal to the New Exercise Price; provided, however, in no event, shall the New Exercise Price be less than $1.50 per share. Subject to standard equity conditions, commencing on the tenth (10th) trading day after Series A Initial Exercise Date, the Company may force the exercise of the Series A Warrants if at any time the VWAP of the Common Stock exceeds $11.16 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for ten (10) consecutive trading days.

The Series B Warrants are pre-funded warrants and are being issued as a true-up with respect to the Shares. Initially, the Series B Warrants shall not be exercisable for any shares of Common Stock. In that event that on the fiftieth (50th) day after the closing date (the “Adjustment Measuring Time”), the closing price of the Common Stock is less than the Share Purchase Price, then the number of shares of Common Stock issuable upon exercise of the Series B Warrants shall be adjusted (upward or downward, as applicable) to the greater of (i) zero (0) and (ii) such aggregate number of shares of Common Stock equal to fifty percent (50%) of the difference of (A) the quotient of (x) the inventors Share Purchase Price divided by (y) the Market Price (as defined the in Purchase Agreement) as of the Adjustment Measuring Time, less (B) the aggregate number of Shares issued to the investors at the closing (as adjusted for share splits, share dividends, share combinations, recapitalizations and similar events). The maximum aggregate number of shares of Common Stock issuable upon exercise of the Series B Warrants is 1,116,320. The Series B Warrants may be exercised commencing on the first (1st) day of the Adjustment Measuring Time for a period of one (1) year from the issuance of the Series B Warrants. The Series B Warrants shall have the same exercise price as the Series A Exercise Price. The Series B Warrants have no anti-dilution or reset provisions on the exercise price.

The exercise of the Warrants are subject to beneficial ownership limitations such that an Investor may not exercise any Warrant to the extent that such exercise would result in the Investor being the beneficial owner in excess of 4.99% (or, upon election of such Investor, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, pursuant to Nasdaq Listing Rule 5635(d), in no event will the Company with respect to this Offering issue more than 19.99% of the Company’s total issued and outstanding shares as of June 17, 2019.

Pursuant to the Purchase Agreement, each of the Investors shall have a 40% right of participation (on a pro-rata basis) in any debt or equity linked financings undertaken by the Company for eighteen (18) months following the closing of the Offering. Further, until ninety (90) days after the closing of the Offering, the Company shall not, directly or indirectly, offer or issue any securities (or enter into any agreement with respect thereto) other than customary exceptions. The Company may also not enter into any variable rate transactions so long as any of the Warrants are still outstanding.

Pursuant to the Purchase Agreement, each of our directors and executive officers, have entered into lock-up agreements (the “Lock-Up Agreements”) that generally prohibit the sale, transfer, or other disposition of our securities, without the prior written consent of the Investors, for a period of sixty (60) days following the closing of the Offering.

Pursuant to the Purchase Agreement, the Company entered into leak-out agreements (the “Leak-Out Agreements”) with the Investors. The Leak-Out Agreements provide that during the period commencing on June 17, 2019, and ending on the fortieth (40th) day after such date, each of the Investors cannot sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any trading day during the Restricted Period (as defined in the Purchase Agreement) (any such date, a “Date of Determination”), shares of Common Stock held by the Investors as of June 17, 2019, including the Shares and the shares of Common Stock underlying the Warrants (collectively, the “Restricted Securities”), in an amount more than each Investor’s pro-rate amount of 30% of the daily average composite trading volume of the Common Stock as reported by Bloomberg, LP for the applicable Date of Determination.

The Company expects the Offering to close on or about June 19, 2019, subject to the satisfaction of customary closing conditions in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties.

The Shares and the Warrants will be issued pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-230397), which was initially filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2019, and was declared effective on April 15, 2019. The Company expects to file the prospectus supplement for the Offering on or about June 19, 2019.

FT Global Capital, Inc. (“FT Global”) acted as the exclusive placement agent for the Offering. Pursuant to an engagement letter between the Company and FT Global, FT Global will receive cash compensation of approximately $480,000. Additionally, FT Global will receive warrants (the “Placement Agent Warrants”) to purchase 142,509 shares of Common Stock. The Placement Agent Warrants will expire on the four (4)-year anniversary of their issuance and have an exercise price of $3.38.

The foregoing description of the Series A Warrants, the Series B Warrants, the Placement Agent Warrants, the Purchase Agreement, the Lock-Up Agreements, and the Leak-Out Agreements are qualified in their entirety by reference to the full text of each of the Series A Warrants, the Series B Warrants, the Placement Agent Warrants, the Purchase Agreement, the Lock-Up Agreements, and the Leak-Out Agreements, the forms of which are attached hereto as Exhibit 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K (this “Report”), and which are incorporated herein in their entirety by reference.

This Report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents the Company files from time to time with the Commission. Any forward-looking statements speak only by the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The prospectus supplement relating to the Offering will be available on the Commission’s web site at http://www.sec.gov.

Item 8.01	Other Events.

The Information in Item 1.01 above is hereby incorporated by reference into this Item 8.01. Pursuant to the Offering, on June 18, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release announcing the Closing is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

4.3	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Lock-Up Agreement

10.3	Form of Leak-Out Agreement

99.1	Press Release, dated June 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 18, 2019	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
Name: Xi Wen
Title: Chief Executive Officer